Exhibit 10.50
GUY CARPENTER
TRADITIONAL WORKERS’ COMPENSATION EXCESS OF LOSS
REINSURANCE CONTRACT
issued to
GUARANTEE INSURANCE COMPANY
Fort Lauderdale, Florida
including any and/or all companies that are or may hereafter become affiliated therewith

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TRADITIONAL WORKERS’ COMPENSATION EXCESS OF LOSS
REINSURANCE CONTRACT
TABLE OF CONTENTS

Article		Page
	Preamble	4
1	Business Covered	4
2	Retention and Limit	4
3	Term	5
4	Special Termination	6
5	Territory	7
6	Exclusions	7
7	Special Acceptance	9
8	Premium	10
9	Other Reinsurance	10
10	Definitions	10
11	Extra Contractual Obligations/Excess of Policy Limits	12
12	Net Retained Liability	13
13	Original Conditions	14
14	No Third Party Rights	14
15	Notice of Loss and Loss Settlements	14
16	Commutation	15
17	Sunset	16
18	Late Payments	16
19	Currency	18
20	Unauthorized Reinsurance	18
21	Taxes	20
22	Access to Records	21
23	Confidentiality	21
24	Indemnification and Errors and Omissions	22
25	Insolvency	22
26	Arbitration	24
27	Service of Suit	25
28	Agency	26
29	Governing Law	26
30	Entire Agreement	26
31	Intermediary	27
32	Mode of Execution	27
	Company Signing Block	28

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TRADITIONAL WORKERS’ COMPENSATION EXCESS OF LOSS
REINSURANCE CONTRACT
TABLE OF CONTENTS

Attachments		Page
	Nuclear Risk Exclusion	29
	Terrorism Exclusion	31
	Specific Business Operations Exclusion	32

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TRADITIONAL WORKERS’ COMPENSATION EXCESS OF LOSS
REINSURANCE CONTRACT
(the “Contract”)
issued to
GUARANTEE INSURANCE COMPANY
Fort Lauderdale, Florida
including any and/or all companies that are or may hereafter become affiliated therewith
(collectively, the “Company”)
by
THE SUBSCRIBING REINSURER(S) IDENTIFIED
IN THE INTERESTS AND LIABILITIES AGREEMENT(S)
ATTACHED TO AND FORMING PART OF THIS CONTRACT
(the “Reinsurer”)
ARTICLE 1
BUSINESS COVERED
This Contract is to indemnify the Company in respect of the liability that may accrue to the Company as a result of loss or losses under Policies classified by the Company as Traditional Workers’ Compensation (Section A) and/or Employers Liability (Section B), and Policies classified by the Company as Preferred Agency Captive business covering Traditional Workers’ Compensation (Section A) and/or Employers Liability (Section B) exposures, written or renewed during the term of this Contract by or on behalf of the Company, subject to the terms and conditions herein contained.
ARTICLE 2
RETENTION AND LIMIT
A.	As respects Section A, the Reinsurer shall be liable in respect of each Loss Occurrence, for the Ultimate Net Loss over and above an initial Ultimate Net Loss of $1,000,000, each Loss Occurrence, subject to a limit of liability to the Reinsurer of $4,000,000 each Loss Occurrence.

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B.	As respects Section B:
1.	For all New York risks only, the Reinsurer shall be liable in respect of each Loss Occurrence, for the Ultimate Net Loss over and above an initial Ultimate Net Loss of $750,000, each Loss Occurrence, subject to a limit of liability to the Reinsurer of $4,250,000 each Loss Occurrence.

2.	For all non-New York risks only, the Reinsurer shall be liable in respect of each Loss Occurrence, for the Ultimate Net Loss over and above an initial Ultimate Net Loss of $750,000, each Loss Occurrence, subject to a limit of liability to the Reinsurer of $1,250,000 each Loss Occurrence.
C.	In addition to the retentions in paragraphs A and B above, the Company shall retain $1,000,000 of aggregate Ultimate Net Loss for Loss Occurrences (i.e., the total of excess losses otherwise recoverable under paragraphs A and/or B above) subject to this Contract.

D.	If one Loss Occurrence involves losses allocated to this Contract and its predecessor or successor contract, the Company’s retention for the Loss Occurrence shall be proportionate, with the amount of Ultimate Net Loss to be retained by the Company for each contract being reduced to that percentage which the Company’s Ultimate Net Loss attaching to each contract bears to the total of all the Company’s Ultimate Net Loss in respect of the same Loss Occurrence. The limit of the Reinsurer’s liability shall be calculated in the same manner.
ARTICLE 3
TERM
A.	This Contract shall take effect at 12:01 a.m., Local Standard Time at the place of the loss, July 1, 2008 applying to Loss Occurrences commencing at or after that time and date on Policies written or renewed during the term of this Contract, and shall remain in effect until 12:01 a.m., Local Standard Time at the place of the loss, July 1, 2009.

B.	The Reinsurer shall have no liability for Loss Occurrences commencing at or after expiration or termination (as provided in the Special Termination Article) of this Contract.

C.	However, at the Company’s option, the Reinsurer shall remain liable hereunder in respect of Policies in force prior to expiration or termination, until the termination, natural expiration or renewal of such Policies, whichever occurs first. In such event, the Company shall pay to the Reinsurer an additional premium equal to the rate set forth in the Premium Article, multiplied by the Gross Net Earned Premium Income during the run-off period, payable within 30 days after the end of each quarter.

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D.	In the event this Contract expires or terminates on a run-off basis, the Reinsurer’s liability hereunder shall continue if the Company is required by statute or regulation to continue coverage, until the earliest date on which the Company may cancel the Policy.
ARTICLE 4
SPECIAL TERMINATION
A.	The Company may terminate a Subscribing Reinsurer’s percentage share in this Contract at any time by giving 30 days’ written notice to the Subscribing Reinsurer by certified or registered mail in the event of any of the following circumstances:
1.	The Subscribing Reinsurer ceases underwriting operations.

2.	A state insurance department or other legal authority orders the Subscribing Reinsurer to cease writing business, or the Subscribing Reinsurer is placed under regulatory supervision.

3.	The Subscribing Reinsurer has become insolvent or has been placed into liquidation or receivership (whether voluntary or involuntary), or there have been instituted against it proceedings for the appointment of a receiver, liquidator, rehabilitator, conservator, trustee in bankruptcy, or other agent known by whatever name, to take possession of its assets or control of its operations.

4.	The Subscribing Reinsurer’s policyholders’ surplus (or the equivalent under the Subscribing Reinsurer’s accounting system) as reported in such financial statements of the Subscribing Reinsurer as designated by the Company, has been reduced by 20% of the amount thereof at any date during the prior 12-month period (including the period prior to the inception of this Contract).

5.	The Subscribing Reinsurer has merged with or has become acquired or controlled by any company, corporation, or individual(s) not controlling the Subscribing Reinsurer’s operations at the inception of this Contract. However, this provision shall not apply where the acquiring or surviving company, corporation or individual(s) have a Standard & Poors and A.M. Best rating equal to or higher than the Subscribing Reinsurer had on the effective date of this Contract.

6.	The Subscribing Reinsurer has retroceded its entire liability under this Contract without the Company’s prior written consent.

7.	The Subscribing Reinsurer has been assigned an A.M. Best’s rating of less than “A-” and/or an S&P rating of less than “BBB+.” However, as respects Underwriting Members of Lloyd’s, London, a Lloyd’s Market Rating of less than “A-” by A.M. Best and/or less than “BBB+” by S&P shall apply.

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B.	Termination shall be effected on a run-off or cut-off basis as set forth in the Term Article, at the sole discretion of the Company. The reinsurance premium due the Subscribing Reinsurer hereunder (including any minimum reinsurance premium) shall be pro rated based on the period of the Subscribing Reinsurer’s participation hereon, and the Subscribing Reinsurer shall immediately return any excess reinsurance premium received. In the event that the Subscribing Reinsurer is terminated on a cut-off basis, the minimum reinsurance premium shall be waived. Reinstatement premium, if any, shall be calculated based on the Subscribing Reinsurer’s reinsurance premium earned during the period of the Subscribing Reinsurer’s participation hereon.

C.	Additionally, in the event of any of the circumstances listed in paragraph A of this Article, the Company shall have the option to commute the Subscribing Reinsurer’s liability for losses on Policies covered by this Contract. In the event the Company and the Subscribing Reinsurer cannot agree on the commutation amount, they shall appoint an actuary and/or appraiser to assess such amount and shall share equally any expense of the actuary and/or appraiser. If the Company and the Subscribing Reinsurer cannot agree on an actuary and/or appraiser, the Company and the Subscribing Reinsurer each shall nominate three individuals, of whom the other shall decline two, and the final appointment shall be made by drawing lots. Payment by the Subscribing Reinsurer of the amount of liability ascertained shall constitute a complete and final release of both parties in respect of liability arising from the Subscribing Reinsurer’s participation under this Contract.
D.	The Company’s option to require commutation under paragraph C above shall survive the termination or expiration of this Contract.
ARTICLE 5
TERRITORY
The territorial limits of this Contract shall be identical with those of the Company’s Policies.
ARTICLE 6
EXCLUSIONS
A.	This Contract shall not apply to and specifically excludes:
1.	Assumed reinsurance, except 100% of business ceded by fronting insurance companies.

2.	Liability of the Company arising by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any Insolvency Fund. “Insolvency Fund” includes any guaranty fund, insolvency fund, plan, pool, association, fund or other arrangement, howsoever denominated, established or

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governed, that provides for any assessment of or payment or assumption by the Company of part or all of any claim, debt, charge, fee, or other obligation of an insurer, or its successors or assigns, that has been declared by any competent authority to be insolvent, or that is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.

3.	Loss or liability accruing to the Company directly or indirectly from any insurance written by or through any pool, association, or syndicate, including pools, associations, or syndicates in which membership by the Company is required under any statutes or regulations.

4.	Loss or damage which is occasioned by war, invasion, hostilities, acts of foreign enemies, civil war, rebellion, insurrection, military or usurped power, or martial law or confiscation by order of any government or public authority. Nevertheless, this Exclusion shall not apply to loss or damage occasioned by riots, strikes, civil commotion, vandalism, and malicious damage.

5.	All loss or liability of the Company excluded by the “Nuclear Risk Exclusion” attached hereto.

6.	Manufacturing, packaging, handling, shipping or storage of explosives, explosive substances intended for use as an explosive, ammunitions, fuses, arms, or fireworks; however, this exclusion shall not apply to the incidental packaging, handling or storage of same in connection with the sale or transportation by owner operators of such substances.

7.	Loss arising from professional sports teams.

8.	Aircraft owned or leased by the insured.

9.	Liability arising out of, or resulting as a consequence of, insureds principally involved in the manufacture, distribution, installation, testing, remediation, removal, storage, disposal, sale, use of or exposure to asbestos.

10.	Railroads, except scenic railways, and access lines and industrial aid owner operations when written as an incidental part of an insured’s overall operations.

11.	Chemical or petrochemical manufacturing.

12.	Mining, either above or below ground.

13.	Loss arising from the intentional wrecking or demolition of buildings or structures in excess of three stories.

14.	Operations requiring coverage under the Defense Base Act, Admiralty Act or any other federal act including but not limited to the Jones Act and Federal Employers

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Liability Act. United States Longshore and Harbor Workers’ Compensation Act is excluded except where Incidental. “Incidental” as used in this exclusion means otherwise excluded operations which are less than 10% of an individual insured’s total payroll.

15.	Terrorism per the attached Terrorism Exclusion.

16.	Professional Employment Organizations or Employee Leasing Organizations, including temporary employment agencies. A “Professional Employment Organization” or “Employee Leasing Organization” is defined as an organization that performs various employee administration services on behalf of an employer by contractually assuming substantial employer rights and responsibilities from the employer including at a minimum the right to hire, assign and fire employees and the responsibility to pay employee wages and employment taxes out of its own accounts.

17.	Business excluded by the attached Specific Business Operations Exclusion.
B.	If the Company becomes involved in a risk excluded by the foregoing either by an existing insured extending its operations or if the Company inadvertently issues a Policy falling within the scope of one or more of the preceding exclusions, such Policy shall be covered hereunder, provided that the Company issues, or causes to be issued, the required notice of cancellation within 30 days after a member of the executive or managerial staff at the Company’s home office having underwriting authority in the class of business involved becomes aware that the Policy applies to excluded classes, unless the Company is prevented from canceling said Policy within such period by applicable statute or regulation, in which case such Policy shall be covered hereunder until the earliest date on which the Company may cancel.
ARTICLE 7
SPECIAL ACCEPTANCE
Business that is not within the scope of this Contract may be submitted to the Reinsurer for special acceptance hereunder, and such business, if accepted by the Reinsurer shall be covered hereunder, subject to the terms and conditions of this Contract, except as modified by the special acceptance. Any renewal of a special acceptance agreed to for a predecessor contract to this Contract shall automatically be covered hereunder.

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ARTICLE 8
PREMIUM
A.	The Company shall pay the Reinsurer a minimum and deposit premium of $1,647,632 for the term of this Contract, to be paid in the amount of $411,908 on September 30 and December 31, 2008, and March 31 and June 30, 2009.

B.	Within 90 days following the expiration of this Contract, the Company shall furnish to the Reinsurer a statement of the Gross Net Earned Premium Income for the term of this Contract and calculate a premium at a rate of 3.75%, multiplied by the Company’s Gross Net Earned Premium Income. Should the premium so calculated exceed the minimum and deposit premium paid in accordance with paragraph A of this Article, the Company shall immediately pay the Reinsurer the difference.

C.	The Company shall furnish the Reinsurer with such information as may be required by the Reinsurer for completion of its NAIC annual statements.
ARTICLE 9
OTHER REINSURANCE
The Company is permitted to have other treaty reinsurance, recoveries under which shall inure solely to the benefit of the Company and shall be entirely disregarded in applying all of the provisions of this Contract.
ARTICLE 10
DEFINITIONS
A.	1.	“Ultimate Net Loss” means the actual loss paid by the Company or which the Company becomes liable to pay, including structured settlements with claimants or outside insurers, such loss to include Loss Adjustment Expense, Extra Contractual Obligations and Loss in Excess of Policy Limits as defined in the Extra Contractual Obligations/Excess of Policy Limits Article.
2.	Salvages and all recoveries (including amounts due under all reinsurances that inure to the benefit of this Contract, whether recovered or not), shall be first deducted from such loss to arrive at the amount of liability attaching hereunder.

3.	All salvages, recoveries or payments recovered or received subsequent to loss settlement hereunder shall be applied as if recovered or received prior to the aforesaid settlement, and all necessary adjustments shall be made by the parties hereto.

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4.	Ultimate Net Loss shall not be reduced by the amount of any deductibles, whether or not recovered by the Company. “Deductibles” shall mean any insurance plan, however denominated, where the insured participates in, and is responsible for, reimbursing the Company for losses up to a specified limit.

5.	The Company shall be deemed to be “liable to pay” a loss when a judgment has been rendered that the Company does not plan to appeal, and/or the Company has obtained a release, and/or the Company has accepted a proof of loss.

6.	Nothing in this clause shall be construed to mean that losses are not recoverable hereunder until the Company’s “Ultimate Net Loss” has been ascertained.
B.	“Loss Occurrence” means each and every disaster, casualty, accident, or loss or series of disasters, casualties, accidents or losses arising out of one event. The Company shall be the sole judge of what constitutes one event. As respects a Loss Occurrence involving Occupational Disease or Other Disease or Cumulative Trauma, the following shall apply:
1.	Per Event Coverage. As respects losses arising from Occupational Disease or Other Disease, regardless of the specific kind or class, suffered by employees of one or more employers, all such losses sustained by the Company from one event not exceeding 72 hours in duration shall, together with losses not classified as Occupational Disease or Other Disease, be deemed to be a single “Loss Occurrence.”

2.	Per Employee Coverage. As respects losses arising from Occupational Disease or Other Disease or Cumulative Trauma suffered by a single employee, and not covered under subparagraph (a) above, subject loss shall also be limited to events not exceeding 72 hours in duration.

3.	Per Employer Coverage. As respects losses arising from Occupational Disease or Other Disease or Cumulative Trauma of the same specific kind or class, suffered by multiple employees of the same employer, and not covered under subparagraphs (1) or (2) above, all such losses sustained by the Company within a Policy year shall be aggregated and considered as constituting one “Loss Occurrence” hereunder and the inception date of the Policy year in which losses occur shall be deemed to be the date of the Loss Occurrence.
C.	“Gross Net Earned Premium Income” means gross earned manual premium for Policies covered hereunder adjusted for experience and schedule credit/debit modifications, State/NCCI safety credit and other allowable credits, premium discount, deductible credits, expense constants and Policy fees, less the earned portion of premiums for Policies covered hereunder ceded by the Company for reinsurance that inures to the benefit of this Contract, if any.

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D.	“Loss Adjustment Expense” means costs and expenses incurred by the Company in connection with the investigation, appraisal, adjustment, settlement, litigation, defense or appeal of a specific claim or loss, or alleged loss, including but not limited to:
1.	court costs;

2.	costs of supersedeas and appeal bonds;

3.	monitoring counsel expenses;

4.	legal expenses and costs incurred in connection with coverage questions and legal actions connected thereto, including but not limited to declaratory judgment actions;

5.	post-judgment interest;

6.	pre-judgment interest, unless included as part of an award or judgment;

7.	a pro rata share of salaries and expenses of Company field employees, calculated in accordance with the time occupied in adjusting such loss, and expenses of other Company employees who have been temporarily diverted from their normal and customary duties and assigned to the field adjustment of losses covered by this Contract; and

8.	subrogation, salvage and recovery expenses.
“Loss Adjustment Expense” does not include salaries and expenses of the Company’s employees, except as provided in subparagraph (7) above, and office and other overhead expenses.
E.	“Policy(ies)” means any binder, policy, or contract of insurance or reinsurance issued, accepted or held covered provisionally or otherwise, by or on behalf of the Company.

F.	“Occupational Disease,” “Other Disease” and “Cumulative Trauma” shall be defined by the applicable state or federal statutes, regulations, or case law having jurisdiction over such losses.
ARTICLE 11
EXTRA CONTRACTUAL OBLIGATIONS/EXCESS OF POLICY LIMITS
A.	This Contract shall cover 90% of any Extra Contractual Obligations, as provided in the definition of Ultimate Net Loss. “Extra Contractual Obligations” shall be defined as those liabilities not covered under any other provision of this Contract and that arise from the handling of any claim on business covered hereunder, such liabilities arising because of, but not limited to, the following: failure by the Company to settle within the Policy limit, or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of

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settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

B.	This Contract shall cover 90% of any Loss in Excess of Policy Limits, as provided in the definition of Ultimate Net Loss. “Loss in Excess of Policy Limits” shall be defined as Loss in excess of the Policy limit, having been incurred because of, but not limited to, failure by the Company to settle within the Policy limit or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

C.	An Extra Contractual Obligation and/or Loss in Excess of Policy Limits shall be deemed to have occurred on the same date as the loss covered under the Company’s Policy, and shall constitute part of the original loss.

D.	For the purposes of the Loss in Excess of Policy Limits coverage hereunder, the word “Loss” means any amounts for which the Company would have been contractually liable to pay had it not been for the limit of the original Policy.

E.	Loss Adjustment Expense in respect of Extra Contractual Obligations and/or Loss in Excess of Policy Limits shall be covered hereunder in the same manner as other Loss Adjustment Expense.

F.	However, this Article shall not apply where the loss has been incurred due to final legal adjudication of fraud of a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

G.	In no event shall coverage be provided to the extent not permitted under law.
ARTICLE 12
NET RETAINED LIABILITY
A.	This Contract applies only to that portion of any loss that the Company and/or its agents retains net for its own account (prior to deduction of any reinsurance that inures solely to the benefit of the Company).

B.	The amount of the Reinsurer’s liability hereunder in respect of any loss or losses shall not be increased by reason of the inability of the Company to collect from any other reinsurer(s), whether specific or general, any amounts that may have become due from such reinsurer(s), whether such inability arises from the insolvency of such other reinsurer(s) or otherwise.

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ARTICLE 13
ORIGINAL CONDITIONS
All reinsurance under this Contract shall be subject to the same terms, conditions, waivers and interpretations, and to the same modifications and alterations as the respective Policies of the Company. However, in no event shall this be construed in any way to provide coverage outside the terms and conditions set forth in this Contract.
ARTICLE 14
NO THIRD PARTY RIGHTS
This Contract is solely between the Company and the Reinsurer, and in no instance shall any insured, claimant or other third party have any rights under this Contract except as may be expressly provided otherwise herein.
ARTICLE 15
NOTICE OF LOSS AND LOSS SETTLEMENTS
A.	The Company shall advise the Reinsurer promptly of all losses which, in the opinion of the Company, may result in a claim hereunder and of all subsequent developments thereto which, in the opinion of the Company, may materially affect the position of the Reinsurer. Inadvertent omission or oversight in giving such notices shall in no way affect the liability of the Reinsurer. However, the Reinsurer shall be informed of such omission or oversight promptly upon its discovery.

B.	Such advises outlined in paragraph A above shall include any loss for which the reserve is 50% or more of the Company’s retention and, irrespective of the reserve or any question on liability or coverage, any loss falling within the following categories:
1.	Fatalities.

2.	Bodily injuries involving:
a.	brain injuries resulting in impairment of physical functions;

b.	spinal injuries resulting in partial or total paralysis of upper or lower extremities;

c.	amputations or permanent loss of use of upper or lower extremities;

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d.	severe burn cases;

e.	all other injuries likely to result in a permanent disability rating of 50% or more.
C.	The Reinsurer agrees to abide by the loss settlements of the Company, provided that retroactive extension of Policy terms or coverages made by the Company will be covered under this Contract only if made as a result of a court decision against the Company, or the existence of a clear legal precedent in the form of a court decision against other companies affording the same or similar coverages.

D.	When so requested, the Company will afford the Reinsurer an opportunity to be associated with the Company, at the expense of the Reinsurer, in the defense of any claim or suit or proceeding involving this reinsurance, and the Company will cooperate in every respect in the defense of such claim, suit or proceeding.
ARTICLE 16
COMMUTATION
A.	This Article will only take effect should the parties hereto mutually agree to commute one or any number of the Workers’ Compensation losses under this Contract. There will be no obligation on the part of either party to so commute.

B.	Should the Company become liable for any loss hereunder, and be required to make periodic payments to or otherwise set up on its books reserves for such loss, at any time after seven years following the date of such loss and upon mutual agreement of the Company and the Reinsurer, said loss (including Loss Adjustment Expenses) may be commuted. If the value of said loss, including amounts falling to the share of the Reinsurer, cannot be agreed upon by the parties to this Contract, said value may be determined by employing one of the following:
1.	A present value calculation based on the following criteria:
a.	In respect of all unindexed benefits, the present value calculation shall be determined based upon an annual discount equal to the five-year U.S. Treasury note rate at the time of commutation.

b.	In respect of all future medical costs, the present value calculation shall be based upon the Company’s evaluation of long term medical care and rehabilitation requirements, using an annual discount equal to the five-year U.S. Treasury note rate at the time of commutation, and an annual escalation equal to the Medical Care Consumer Price Index (CPI-MC) at the time of commutation.

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c.	Where applicable, impaired life expectancy, survivors’ life expectancy, as well as remarriage probability shall be reflected in the calculation by employing tables required by statute.
2.	The Company may determine the present value by purchasing (or obtaining a quotation for) an annuity from any A. M. Best’s Class VIII IIA+II rated or better annuity writer, with an AAA rating by Standard & Poor’s.
C.	The Reinsurer’s proportion of the amount determined will be considered its total liability for such loss and the lump sum payment thereof shall constitute a complete release of both parties from liability hereunder for the commuted losses.

D.	This Article shall survive the expiration or termination of this Contract.
ARTICLE 17
SUNSET
Notwithstanding the provisions of paragraph C of the Indemnification and Errors and Omissions Article of this Contract, coverage hereunder shall apply only to Loss Occurrences notified by Company to the Reinsurer, with full particulars, within 84 months from the effective date of this Contract. Notice of an event shall include:
1.	The approximate time and location of the Loss Occurrence.

2.	The date of loss as established under this Contract.

3.	The names of any original insureds that have been identified by the Company, at the time of notice, as being involved in the Loss Occurrence.

4.	The current indemnity, medical and expense reserves delineated by the original insured.

5.	The total payments made by the Company, delineated by original insured.
ARTICLE 18
LATE PAYMENTS
A.	In the event any payment due either party is not received by the Intermediary by the payment due date, the party to whom payment is due may, by notifying the Intermediary in writing, require the debtor party to pay, and the debtor party agrees to pay, an interest penalty on the amount past due calculated for each such payment on the last business day of each month as follows:

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1.	The number of full days that have expired since the overdue date or the last monthly calculation, whichever the lesser; times

2.	l/365th of the sum of the six-month United States Treasury Bill rate as quoted in The Wall Street Journal on the first business day of the month for which the calculation is made, plus 1%; times

3.	The amount past due, including accrued interest.
Interest shall accumulate until payment of the original amount due plus interest penalties has been received by the Intermediary.
B.	The due date shall, for purposes of this Article, be determined as follows:
1.	Payments from the Reinsurer to the Company shall be due on the date on which the demand for payment (including delivery of bordereaux or quarterly or monthly reports) is received by the Reinsurer, and shall be overdue 30 days thereafter.

2.	Payments from the Company to the Reinsurer shall be due on the dates specified within this Contract. Payments shall be overdue 30 days thereafter except for the first installment of premium, if applicable, which shall be overdue 60 days from inception or 30 days from final line-signing, whichever the later. Reinstatement premium, if applicable, shall have as a due date the date when the Company receives payment for the claim giving rise to such reinstatement premium, and payment shall be overdue 30 days thereafter. In the event a due date is not specifically stated for a given payment, the overdue date shall be 30 days following the date of billing.
C.	If the information contained in the Company’s demand for payment is insufficient or not in accordance with the conditions of this Contract, then within 30 days the Reinsurer shall request from the Company all additional information necessary to validate its claim and the payment due date as defined in paragraph B shall be deemed to be the date upon which the Reinsurer received the requested additional information. This paragraph is only for the purpose of establishing when a payment is overdue, and shall not alter the provisions of the Notice of Loss and Loss Settlements Article or other pertinent contractual stipulations.

D.	Should the Reinsurer dispute a claim presented by the Company and the timeframes set out in paragraph B be exceeded, interest as stipulated in paragraph A shall be payable for the entire overdue period, but only for the amount of the final settlement with the Reinsurer.

E.	In the event arbitration is necessary to settle a dispute, the panel shall have the authority to make a determination awarding interest to the prevailing party. Interest, if any, awarded by the panel shall supersede the interest amounts outlined herein.

F.	Any interest owed pursuant to this Article may be waived by the party to which it is owed. Waiver of such interest, however, shall not affect the waiving party’s rights to other interest amounts due as a result of this Article.

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G.	For purposes of this Article, reinsuring Underwriting Members of Lloyd’s, London, shall be considered to be one entity.
ARTICLE 19
CURRENCY
A.	Where the word “Dollars” and/or the sign “$” appear in this Contract, they shall mean United States Dollars.

B.	For purposes of this Contract, where the Company receives premiums or pays losses in currencies other than United States Dollars, such premiums or losses shall be converted into United States Dollars at the actual rates of exchange at the time of receipt or payment by the Company.
ARTICLE 20
UNAUTHORIZED REINSURANCE
A.	This Article applies only to a Subscribing Reinsurer who does not qualify for full credit with any insurance regulatory authority having jurisdiction over the Company’s reserves.

B.	The Company agrees, in respect of its Policies or bonds falling within the scope of this Contract, that when it files with its insurance regulatory authority, or sets up on its books liabilities as required by law, it shall forward to the Reinsurer a statement showing the proportion of such liabilities applicable to the Reinsurer. The “Reinsurer’s Obligations” shall be defined as follows:
1.	unearned premium (if applicable);

2.	known outstanding losses that have been reported to the Reinsurer and Loss Adjustment Expense relating thereto;

3.	losses and Loss Adjustment Expense paid by the Company but not recovered from the Reinsurer;

4.	losses incurred but not reported and Loss Adjustment Expense relating thereto.
C.	The Reinsurer’s Obligations shall be funded by funds withheld, cash advances, Trust Agreement or a Letter of Credit (LOC). The Reinsurer shall have the option of determining the method of funding provided it is acceptable to the insurance regulatory authorities having jurisdiction over the Company’s reserves.

D.	When funding by an LOC, the Reinsurer agrees to apply for and secure timely delivery to the Company of a clean, irrevocable and unconditional LOC issued by a bank and

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containing provisions acceptable to the insurance regulatory authorities having jurisdiction over the Company’s reserves in an amount equal to the Reinsurer’s Obligations. Such LOC shall be issued for a period of not less than one year, and shall be automatically extended for one year from its date of expiration or any future expiration date unless 30 days (or such other time period as may be required by insurance regulatory authorities), prior to any expiration date the issuing bank shall notify the Company by certified or registered mail that the issuing bank elects not to consider the LOC extended for any additional period.

E.	The Reinsurer and the Company agree that any funding provided by the Reinsurer pursuant to the provisions of this Contract may be drawn upon at any time, notwithstanding any other provision of this Contract, and be utilized by the Company or any successor, by operation of law, of the Company including, without limitation, any liquidator, rehabilitator, receiver or conservator of the Company, for the following purposes, unless otherwise provided for in a separate Trust Agreement:
1.	to reimburse the Company for the Reinsurer’s Obligations, the payment of which is due under the terms of this Contract and that has not been otherwise paid;

2.	to make refund of any sum that is in excess of the actual amount required to pay the Reinsurer’s Obligations under this Contract (or in excess of 102% of the Reinsurer’s Obligations, if funding is provided by a Trust Agreement);

3.	to fund an account with the Company for the Reinsurer’s Obligations. Such cash deposit shall be held in an interest bearing account separate from the Company’s other assets, and interest thereon not in excess of the prime rate shall accrue to the benefit of the Reinsurer. Any taxes payable on accrued interest shall be paid out of the assets in the account that are in excess of the Reinsurer’s Obligations (or in excess of 102% of the Reinsurer’s Obligations, if funding is provided by a Trust Agreement). If the assets are inadequate to pay taxes, any taxes due shall be paid by the Reinsurer;

4.	to pay the Reinsurer’s share of any other amounts the Company claims are due under this Contract.
F.	If the amount drawn by the Company is in excess of the actual amount required for E(l) or E(3), or in the case of E(4), the actual amount determined to be due, the Company shall promptly return to the Reinsurer the excess amount so drawn. All of the foregoing shall be applied without diminution because of insolvency on the part of the Company or the Reinsurer.

G.	The issuing bank shall have no responsibility whatsoever in connection with the propriety of withdrawals made by the Company or the disposition of funds withdrawn, except to ensure that withdrawals are made only upon the order of properly authorized representatives of the Company.

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H.	At annual intervals, or more frequently at the discretion of the Company, but never more frequently than quarterly, the Company shall prepare a specific statement of the Reinsurer’s Obligations for the sole purpose of amending the LOC or other method of funding, in the following manner:
1.	If the statement shows that the Reinsurer’s Obligations exceed the balance of the LOC as of the statement date, the Reinsurer shall, within 30 days after receipt of the statement, secure delivery to the Company of an amendment to the LOC increasing the amount of credit by the amount of such difference. Should another method of funding be used, the Reinsurer shall, within the time period outlined above, increase such funding by the amount of such difference.

2.	If, however, the statement shows that the Reinsurer’s Obligations are less than the balance of the LOC (or that 102% of the Reinsurer’s Obligations are less than the trust account balance if funding is provided by a Trust Agreement), as of the statement date, the Company shall, within 30 days after receipt of written request from the Reinsurer, release such excess credit by agreeing to secure an amendment to the LOC reducing the amount of credit available by the amount of such excess credit. Should another method of funding be used, the Company shall, within the time period outlined above, decrease such funding by the amount of such excess.
ARTICLE 21
TAXES
A.		In consideration of the terms under which this Contract is issued, the Company undertakes not to claim any deduction of the premium hereon when making Canadian tax returns or when making tax returns, other than Income or Profits Tax returns, to any state or territory of the United States of America or to the District of Columbia.

B.	1.	Each Subscribing Reinsurer has agreed to allow, for the purpose of paying the Federal Excise Tax, the applicable percentage of the premium payable hereon (as imposed under the Internal Revenue Code) to the extent such premium is subject to Federal Excise Tax.
2.	In the event of any return of premium becoming due hereunder, the Subscribing Reinsurer shall deduct the applicable percentage of the premium from the amount of the return, and the Company or its agent should take steps to recover the Tax from the U.S. Government.

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ARTICLE 22
ACCESS TO RECORDS
The Reinsurer or its duly authorized representatives shall have the right to visit the offices of the Company to inspect, examine, audit, and verify any of the Policy, accounting or claim files (“Records”) relating to business reinsured under this Contract during regular business hours after giving five working days’ prior notice. This right shall be exercisable during the term of this Contract or after the expiration of this Contract. Notwithstanding the above, the Reinsurer shall not have any right of access to the Records of the Company if it is not current in all undisputed payments due the Company.
ARTICLE 23
CONFIDENTIALITY
A.	The Reinsurer hereby acknowledges that the documents, information and data provided to it by the Company, whether directly or through an authorized agent, in connection with the placement and execution of this Contract (“Confidential Information”) are proprietary and confidential to the Company. Confidential Information shall not include documents, information or data that the Reinsurer can show:
1.	are publicly known or have become publicly known through no unauthorized act of the Reinsurer;

2.	have been rightfully received from a third person without obligation of confidentiality; or

3.	were known by the Reinsurer prior to the placement of this Contract without an obligation of confidentiality.
B.	Absent the written consent of the Company, the Reinsurer shall not disclose any Confidential Information to any third parties, including any affiliated companies, except:
1.	when required by retrocessionaires subject to the business ceded to this Contract;

2.	when required by regulators performing an audit of the Reinsurer’s records and/or financial condition; or

3.	when required by external auditors performing an audit of the Reinsurer’s records in the normal course of business.
Further, the Reinsurer agrees not to use any Confidential Information for any purpose not related to the performance of its obligations or enforcement of its rights under this Contract.

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C.	Notwithstanding the above, in the event that the Reinsurer is required by court order, other legal process or any regulatory authority to release or disclose any or all of the Confidential Information, the Reinsurer agrees to provide the Company with written notice of same at least 10 days prior to such release or disclosure and to use its best efforts to assist the Company in maintaining the confidentiality provided for in this Article.

D.	The provisions of this Article shall extend to the officers, directors and employees of the Reinsurer and its affiliates, and shall be binding upon their successors and assigns.
ARTICLE 24
INDEMNIFICATION AND ERRORS AND OMISSIONS
A.	The Reinsurer is reinsuring, to the amount herein provided, the obligations of the Company under any original insurance or reinsurance. The Company shall be the sole judge as to:
1.	what shall constitute a claim or loss covered under any original insurance or reinsurance written by the Company;

2.	the Company’s liability thereunder;

3.	the amount or amounts that it shall be proper for the Company to pay thereunder.
B.	The Reinsurer shall be bound by the judgment of the Company as to the obligation(s) and liability(ies) of the Company under any original insurance or reinsurance.

C.	Except for the conditions as provided for in the Sunset Article of this Contract, any inadvertent error, omission or delay in complying with the terms and conditions of this Contract shall not be held to relieve either party hereto from any liability that would attach to it hereunder if such error, omission or delay had not been made, provided such error, omission or delay is rectified immediately upon discovery.
ARTICLE 25
INSOLVENCY
A.	If more than one reinsured company is referenced within the definition of “Company” in the Preamble to this Contract, this Article will apply severally to each such company. Further, this Article and the laws of the domiciliary state will apply in the event of the insolvency of any company covered hereunder. In the event of a conflict between any provision of this Article and the laws of the domiciliary state of any company covered hereunder, that domiciliary state’s laws will prevail.

B.	In the event of the insolvency of the Company, this reinsurance (or the portion of any risk or obligation assumed by the Reinsurer, if required by applicable law) shall be payable

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directly to the Company, or to its liquidator, receiver, conservator or statutory successor, either: (1) on the basis of the liability of the Company, or (2) on the basis of claims filed and allowed in the liquidation proceeding, whichever may be required by applicable statute, without diminution because of the insolvency of the Company or because the liquidator, receiver, conservator or statutory successor of the Company has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the Company shall give written notice to the Reinsurer of the pendency of a claim against the Company indicating the Policy or bond reinsured, which claim would involve a possible liability on the part of the Reinsurer within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defense or defenses that it may deem available to the Company or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the court, against the Company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit that may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

C.	Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this reinsurance Contract as though such expense had been incurred by the Company.

D.	As to all reinsurance made, ceded, renewed or otherwise becoming effective under this Contract, the reinsurance shall be payable as set forth above by the Reinsurer to the Company or to its liquidator, receiver, conservator or statutory successor, (except as provided by Section 4118(a)(l)(A) of the New York Insurance Law, provided the conditions of 1114(c) of such law have been met, if New York law applies) or except (1) where the Contract specifically provides another payee in the event of the insolvency of the Company, or (2) where the Reinsurer, with the consent of the direct insured or insureds, has assumed such Policy obligations of the Company as direct obligations of the Reinsurer to the payees under such Policies and in substitution for the obligations of the Company to such payees. Then, and in that event only, the Company, with the prior approval of the certificate of assumption on New York risks by the Superintendent of Insurance of the State of New York, or with the prior approval of such other regulatory authority as may be applicable, is entirely released from its obligation and the Reinsurer shall pay any loss directly to payees under such Policy.

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ARTICLE 26
ARBITRATION
A.	Any dispute arising out of the interpretation, performance or breach of this Contract, including the formation or validity thereof, shall be submitted for decision to a panel of three arbitrators. Notice requesting arbitration will be in writing and sent certified registered mail, return receipt requested.

B.	One arbitrator shall be chosen by each party and the two arbitrators shall, before instituting the hearing, choose an impartial third arbitrator who shall preside at the hearing. If either party fails to appoint its arbitrator within 30 days after being requested to do so by the other party, the latter, after 10 days’ notice by certified or registered mail of its intention to do so, may appoint the second arbitrator.

C.	If the two arbitrators are unable to agree upon the third arbitrator within 30 days of their appointment, the third arbitrator shall be selected by the American Arbitration Association.

D.	All arbitrators shall be disinterested active or former executives of insurance or reinsurance companies or Underwriters at Lloyd’s, London, with expertise or experience in the area being arbitrated. If a member of the panel dies, becomes disabled or is otherwise unwilling or unable to serve, a substitute shall be selected in the same manner as the departing member was chosen and the arbitration shall continue.

E.	Within 45 days after notice of appointment of all arbitrators, the panel shall meet and determine timely periods for briefs, discovery procedures and schedules for hearings.

F.	The panel shall be relieved of all judicial formality and shall not be bound by the strict rules of procedure and evidence. Notwithstanding anything to the contrary in this Contract, the arbitrators may at their discretion, consider underwriting and placement information provided by the Company to the Reinsurer, as well as any correspondence exchanged by the parties that is related to this Contract. Unless the panel agrees otherwise, arbitration shall take place in Fort Lauderdale, Florida, but the venue may be changed when deemed by the panel to be in the best interest of the arbitration proceeding. The decision of any two arbitrators when rendered in writing shall be final and binding. The panel is empowered to grant interim relief, as it may deem appropriate.

G.	The panel shall make its decision considering the custom and practice of the applicable insurance and reinsurance business within 60 days following the termination of the hearings. Judgment upon the award may be entered in any court having jurisdiction thereof.

H.	At the Company’s sole option, if more than one Subscribing Reinsurer is involved in arbitration where there are common questions of law or fact and a possibility of conflicting awards or inconsistent results, all such Subscribing Reinsurers shall constitute and act as

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one party for purposes of this Article and communications shall be made by the Company to each of the Subscribing Reinsurers constituting the one party; provided, however, that nothing herein shall impair the rights of such Subscribing Reinsurers to assert several, rather than joint defenses or claims, nor be construed as changing the liability of the Subscribing Reinsurers under the terms of this Contract from several to joint (if applicable).

I.	If more than one of the Subscribing Reinsurers are involved in an arbitration as respondent, the time for the appointment of their party-appointed arbitrator shall be extended to 60 days. This provision shall not change the liability of each of the Subscribing Reinsurers under the terms of this Contract from several to joint.

J.	Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the cost of the third arbitrator. The remaining costs of the arbitration shall be allocated by the panel. The panel may, at its discretion, award such further costs and expenses as it considers appropriate, including but not limited to attorneys’ fees, to the extent permitted by law.
ARTICLE 27
SERVICE OF SUIT
A.	This Article applies only to those Subscribing Reinsurers not domiciled in the United States of America, and/or not authorized in any state, territory and/or district of the United States of America where authorization is required by insurance regulatory authorities.

B.	This Article shall not be read to conflict with or override the obligations of the parties to arbitrate their disputes as provided for in the Arbitration Article. This Article is intended as an aid to compelling arbitration or enforcing such arbitration or arbitral award, not as an alternative to the Arbitration Article for resolving disputes arising out of this Contract.

C.	In the event of the failure of the Reinsurer to pay any amount claimed to be due hereunder, the Reinsurer, at the request of the Company, shall submit to the jurisdiction of a court of competent jurisdiction within the United States. Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurer’s rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States. The Reinsurer, once the appropriate court is selected, whether such court is the one originally chosen by the Company and accepted by Reinsurer or is determined by removal, transfer, or otherwise, as provided for above, shall comply with all requirements necessary to give said court jurisdiction and, in any suit instituted against the Reinsurer upon this Contract, shall abide by the final decision of such court or of any appellate court in the event of an appeal.

D.	Service of process in such suit may be made upon Messrs. Mendes and Mount, 750 Seventh Avenue, New York, New York 10019-6829, or another party specifically

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designated in the applicable Interests and Liabilities Agreement attached hereto. The above-named are authorized and directed to accept service of process on behalf of the Reinsurer in any such suit.

E.	Further, pursuant to any statute of any state, territory or district of the United States that makes provision therefor, the Reinsurer hereby designates the Superintendent, Commissioner or Director of Insurance, or other officer specified for that purpose in the statute, or his successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Contract, and hereby designates the above-named as the person to whom the said officer is authorized to mail such process or a true copy thereof.
ARTICLE 28
AGENCY
For purposes of sending and receiving notices and payments required by this Contract, Guarantee Insurance Company shall be deemed the agent of all other reinsured Companies referenced in this Contract. In no event, however, shall any reinsured Company be deemed the agent of another with respect to the terms of the Insolvency Article.
ARTICLE 29
GOVERNING LAW
This Contract shall be governed as to performance, administration and interpretation by the laws of the State of Florida, exclusive of conflict of law rules. However, with respect to credit for reinsurance, the rules of all applicable states shall apply.
ARTICLE 30
ENTIRE AGREEMENT
This Contract sets forth all of the duties and obligations between the Company and the Reinsurer and supersedes any and all prior or contemporaneous written agreements with respect to matters referred to in this Contract. The Contract may not be modified or changed except by an amendment to this Contract in writing signed by both parties.

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ARTICLE 31
INTERMEDIARY
Guy Carpenter & Company, LLC, is hereby recognized as the Intermediary negotiating this Contract for all business hereunder. All communications (including notices, statements, premiums, return premiums, commissions, taxes, losses, Loss Adjustment Expense, salvages, and loss settlements) relating thereto shall be transmitted to the Company or the Reinsurer through Guy Carpenter & Company, LLC, 3600 Minnesota Drive, Suite 400, Edina, Minnesota 55435. Payments by the Company to the Intermediary shall be deemed payment to the Reinsurer. Payments by the Reinsurer to the Intermediary shall be deemed payment to the Company only to the extent that such payments are actually received by the Company.
ARTICLE 32
MODE OF EXECUTION
A.	This Contract may be executed by:
1.	an original written ink signature of paper documents;

2.	an exchange of facsimile copies showing the original written ink signature of paper documents;

3.	electronic signature technology employing computer software and a digital signature or digitizer pen pad to capture a person’s handwritten signature in such a manner that the signature is unique to the person signing, is under the sole control of the person signing, is capable of verification to authenticate the signature and is linked to the document signed in such a manner that if the data is changed, such signature is invalidated.
B.	The use of any one or a combination of these methods of execution shall constitute a legally binding and valid signing of this Contract. This Contract may be executed in one or more counterparts, each of which, when duly executed, shall be deemed an original.

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IN WITNESS WHEREOF, the Company has caused this Contract to be executed by its duly authorized representative(s) this 12 day of August , in the year of 2008

Signed in Fort Lauderdale, Florida

ATTEST:	GUARANTEE INSURANCE COMPANY
	By:	/s/ [ILLEGIBLE]

	Title:	CUO
/s/ Simone O. Resende	Reference:
Broward County, Florida

TRADITIONAL WORKERS’ COMPENSATION EXCESS OF LOSS
REINSURANCE CONTRACT

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NUCLEAR RISK EXCLUSION
This Agreement does not apply to “Ultimate Net Loss” arising from, whether directly or indirectly, whether proximate or remote:
a)	Any Nuclear Facility, Nuclear Hazard or Nuclear Reactor;

b)	Any Nuclear Material, Radioactive Material, Nuclear Reaction, Nuclear Radiation or radioactive contamination, all whether controlled or uncontrolled; or

c)	Any Nuclear Material, Radioactive Material, Nuclear Reaction, Nuclear Radiation or radioactive contamination, all whether controlled or uncontrolled, caused directly or indirectly by, contributed to or aggravated by an Event;

d)	Any Spent Fuel or Waste;

e)	Any Fissionable Substance; or

f)	Any nuclear device or bomb.
As used in this Exclusion:
“Fissionable Substance” means;
any prescribe substance that is, or from which can be obtained, a substance capable of releasing atomic energy by nuclear fission.
“Nuclear Facility” means;
any Nuclear Reactor,
any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of plutonium, thorium and uranium or any one or more of them;
any equipment or device designed or used for (i) separating the isotopes of plutonium, thorium and uranium or any one or more of them, (ii) processing or utilizing spent fuel, or (iii) handling, processing or packaging Waste;
any equipment or device used for the processing, fabricating or alloying of Special Nuclear Material if at any time the total amount of such material in the custody of the insured at the premises where such equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235,

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any equipment or device used for the processing, fabricating or alloying of plutonium, thorium or uranium enriched in the isotope uranium 233 or in the isotope uranium 235, or any one or more of them if at any time the total amount of such material in the custody of the Insured at the premised where such equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235;
any structure, basin, excavation, premises or place prepared or used for the storage or disposal of Waste or Radioactive Material, and includes the site on which any of the foregoing is located, all operations conducts on such site and all premises used for such operations;
“Nuclear Hazard” means: the radioactive, toxic, explosive or other hazardous properties of Radioactive Material or Nuclear Material.

“Nuclear Material” means Source Material, Special Nuclear Material or Byproduct Material.
“Nuclear Reactor” means any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of fissionable material.
“Radioactive Material” means uranium, thorium, plutonium, neptunium, their respective derivatives and compounds, radioactive isotopes of other elements and any other substances that the Atomic Energy Control Board may, by regulation designate as being prescribed substances capable of releasing atomic energy, or as being requisite for the production, use or application of atomic energy.
“Source Material,” “Special Nuclear Material”, and “Byproduct Material” have the meanings given them in the Atomic Energy Act of 1954 or in any law amendatory thereof.
“Spent Fuel” means any fuel element or fuel component, solid or liquid, which has been sued or exposed to radiation in the Nuclear Reactor.
“Waste” means any waste material (i) containing Byproduct Material and (ii) resulting from the operation by any person or organization of any Nuclear Facility.

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TERRORISM EXCLUSION
Notwithstanding any provision to the contrary within this reinsurance or any endorsement thereto, it is agreed that this reinsurance excludes loss, damage, cost or expense of whatsoever nature directly or indirectly caused by, resulting from or in connection with any Act of Terrorism regardless of any other cause or even contributing concurrently or in any other sequence to the loss.
For the purpose of this exclusion, an “Act of Terrorism” means any act, including but not limited to the use of force or violence and/or the threat thereof (or the use or release of any biological or chemical material or weapons that may harm or endanger any person, property, animals or the environment) of any person or group(s) of persons, whether acting alone or on behalf of or in connection with any organization(s) or government(s), committed for political, religious, ideological or similar purposes including the intention to influence any government and/or to put the public, or any section of the public, in fear.
This Contract also excludes loss, damage, cost or expense of whatsoever nature directly or indirectly caused by resulting from or in connection with any action taken in controlling, preventing, suppressing or in any way relating to any Act of Terrorism.
In the event any portion of this exclusion is found to be invalid or unenforceable, the remainder shall remain in the full force and effect.

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SPECIFIC BUSINESS OPERATIONS EXCLUSION
These exclusions apply based on the activities performed by a business and therefore will not always be identified by a class code.
The related class codes are those with known operations to be excluded — They are not meant to be all inclusive. They DO NOT include State specific codes which must be identified through the Scopes Manual.

Reinsurance Description of Operations to be Excluded	Related Class Codes & Descriptions

Airline and Aircraft Operations-Commercial Airline Crews	7403 — Aircraft or Helicopter Air Carrier-Ground Crew
7405 — Aircraft or Helicopter Air Carrier-Flying Crew
7409* — Aircraft or Helicopter: Aerial Application
7420* — Aircraft or Helicopter: Public Exhibition
7421 — Aircraft or Helicopter: Transportation-Crew
7422* — Aircraft or Helicopter: NOC, not Helicopters
7423 — Aircraft or Helicopter Operation: Commuter
7425* — Aircraft Operation — Helicopters NOC
7431 * — Aircraft or Helicopter — Commuter-Crew
9088* — Rocket or missile testing or Launching

Asbestos Operations	1852 — Asbestos Goods Manufacturing
5472 — Asbestos Removal Operation: Contractor
5473 — Asbestos Removal Operation: Contractor NOC

Banks & Trust Companies: Employees of Contracting Agencies in Bank Service: Guards, Patrols, Messengers or Armored Car Crews	7720 — With this specific language (CR)

Blasting Rock	6217 — Blasting Rock-Specialist Contractor (CR)

Boat Building and Ship Building	6854* — Ship Building — Iron or Steel — NOC All related “F” Classes Separately Identified**
6843* — Ship Building Iron or Steel
6872* — Ship Repair or Marine Railway
6882* — Ship Repair Conversion
8709* — Stevedoring: Talliers, Inspectors
7016* — Vessels NOC-Program 1
7024* — Vessels NOC-Program 2 State Act
7038* — Boat Livery-Boats under 15 Tons-Program 1
7046* — Vessels — Not Self-Propelled-Program 1
7047* — Vessels-NOC-Program 2 USL Act
7050* — Boat Livery-Boats under 15 Tons-Program 2 USL Act
7090* — Boat Livery-Boats under 15 Tons-Program 2

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Reinsurance Description of Operations to be Excluded	Related Class Codes & Descriptions

State Act
7098* — Vessels — Not Self-Propelled-Program 2 State Act
7099* — Vessels-Not Self-Propelled-Program 2 USL Act
7309* — Stevedoring NOC
7313* — Ore or Coal Dock Operation
7317* — Stevedoring by Hand or Truck
7323* — Stevedoring Explosive Materials
7327* — Stevedoring Containerized Freight
7333* — Dredging — All Types-Program 1
7335* — Dredging — All Types-Program 2 State Act
7337* — Dredging — All Types-Program 2 USL Act
7350* — Freight Handling & Stevedoring

Construction, operation, repair or maintenance of:	2702 — Dam or Lock Construction (CR)
Bridges	5037* — Painting Metal Structure Over Two Stories
Dams or Locks	5040* — Iron or Steel Erection-Frame Structures
Dikes or Revetments	5059* — Iron or Steel; Erection-Frame Structures
Subways	Less Than Two Stories
Sub-Aqueous Works Under Pressure	5222* — Concrete Const. In Connection wlBridges
Tunnels	5403 — Construction: Wooden Bridges (Desc)
6003 — Wood Bridge Construction (Desc)
6005 — Dike or Revetment Construction (CR)
6017 — Dam or Lock Construction: Concrete Work
6018 — Dam or Lock Construction: Earthmoving
6251 * — Tunneling — Not Pneumatic
6252* — Shaft Sinking
6260* — Tunneling — Pneumatic
7133 — Subway Operation (Desc)
7538* — Electric Light or Power Line Construction
7540* — Electric Light or Power Co-op; REA Project only
9019 — Bridge or Vehicular Tunnel Operation

Demolition or Wrecking of:	5022 — Wrecking Bldgs or Structures-Masonry (CR)
Bridges	5057* — Wrecking Bldgs/Structures-Iron or Steel (CR)
Buildings	5213 — Wrecking Bldgs or Structures-Concrete (CR)
Maritime Structures
Demolition or Wrecking of:	5403 — Wrecking Bldgs or Structures-Wooden (CR)
Vessels	6003 — Wrecking of Piers or Wharfs (Desc)
7394*, 7395* & 7398* — Marine Wrecking (CR)

Effective: July 1, 2008		DOC: August 8, 2008
2175-10-0002

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GUY CARPENTER

Reinsurance Description of Operations to be Excluded	Related Class Codes & Descriptions

Detective or Patrol Agencies	7720 — Detective or Patrol Agencies (CR). Not applicable to unarmed patrol personnel.

Firefighters	7704 — Firefighters

Gas Main, Steam Main or Water Main Construction Or Connection Construction	6319 — Gas Main or Connection Construction 6206* — Oil or Gas Well-Cementing 7515* — All Oil or Gas Pipeline Operation

Manufacturing, transportation, packing, handling,
shipping, storage or loading into containers:
     Explosives (incl substance intended for use as)
     Ammunitions, fuses or arms
     Propellant charges
     Detonating devices
     Fireworks
     Celluloid, magnesium, nitroglycerine or pyroxylin
3574 — Arms Mfg-Small & Cartridge Mfg (CR)
3632 — Projectile or Shell Mfg (CR)
4771 * — Explosives or Ammunition Manufacturing
4777 — Explosives Distributors
7228 — Hauling Explosives or Ammo-Local (CR)
7229 — Hauling Explosives or Ammo-Long Dist (CR)
7360 — Packing/Handling/Shipping Expl or Ammo (CR)

Mfg, packing, handling, shipping or storage of: Natural or artificial fuel gases Butane or propane Gasoline or liquefied petroleum gas (LPG)	4635* — Oxygen or Hydrogen Manufacturing 4740 — Oil Refining-Petroleum 8350 — Gasoline Dealer

Mining of All Types Including: Underground Surface Quarrying	1005* — Coal Mining-Surface
1016 — Coal Mining NOC
1164* — Mining NOC — Not Coal-Underground
1165 — Mining NOC — Not Coal-Surface
1624 — Quarry NOC
1654 — Quarry — Cement Rock-Surface
1655 — Quarry — Limestone-Surface (CR)
1710 — Stone Crushing-Included by SIC
1741 * — Flint or Spar Grinding
1803* — Stone Cutting or Polishing NOC
4000 — Sand or Gravel Digging-Included by SIC

Oil or Gas Burner Installation	3724 — Oil or Gas Burner Installation-Commercial (CR) 3726* — Boiler Installation or Repair 5183 — Oil or Gas Burner Installation-Domestic (CR)

Police Officers	7720 — Police Officers

Effective: July 1, 2008	DOC: August 8, 2008
2175-10-0002

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GUY CARPENTER

Reinsurance Description of Operations to be Excluded	Related Class Codes & Descriptions

Railroads Except — scenic railways and access lines industrial aid owner operations if incidental	6702,6703 & 6704 — RR Construction-State & Federal
7133 — Railroad Operations NOC
7151,7152 & 7153 — RR Operations-State & Federal
7382 — Scheduled RR Operations (CR)
7855 — RR Construction: Laying or Relaying of Tracks
8734,8737, 8738 — Sales for RR ops-State & Fed
8805, 8814 & 8815 — Clerical for RR ops-State & Fed

Sewer Construction — All Operations	6306 — Sewer Construction 3620 — Pressure Vessel Manufacturing (Desc)

Tank Installation: Gasoline Service Stations	3724 — Tank Installation-Gas Stations (CR)

Effective: July 1, 2008	DOC: August 8, 2008
2175-10-0002

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GUY CARPENTER
INTERESTS AND LIABILITIES AGREEMENT
(the “Agreement”)
of
MIDWEST EMPLOYERS CASUALTY COMPANY
(the “Subscribing Reinsurer”)
as respects the
TRADITIONAL WORKERS’ COMPENSATION EXCESS OF LOSS
REINSURANCE CONTRACT
Effective: July 1, 2008
(the “Contract”)

issued to and executed by
GUARANTEE INSURANCE COMPANY
Fort Lauderdale, Florida
including any and/or all companies that are or may hereafter become affiliated therewith
(collectively, the “Company”)
The Subscribing Reinsurer’s share in the interests and liabilities of the Reinsurer as set forth in the Contract shall be 100.00%.
The share of the Subscribing Reinsurer in the interests and liabilities of the Reinsurer in respect of the Contract shall be separate and apart from the shares of other subscribing reinsurers, if any, on the Contract. The interests and liabilities of the Subscribing Reinsurer shall not be joint with those of such other subscribing reinsurers and in no event shall the Subscribing Reinsurer participate in the interests and liabilities of such other subscribing reinsurers.
This Agreement shall become effective at 12:01 a.m., Local Standard Time at the place of the loss, July 1, 2008 and shall be subject to the provisions of the Term Article and the Special Termination Article and all other terms and conditions of the Contract.
Premium and loss payments made to Guy Carpenter shall be deposited in a Premium and Loss Account in accordance with Section 32.3(a)(l) of Regulation 98 of the New York Insurance Department. The Subscribing Reinsurer consents to withdrawals from said account in accordance with Section 32.3(a)(3) of the Regulation, including interest and Federal Excise Tax.

Effective: July 1, 2008	DOC: August 8, 2008
2175-10-0002

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GUY CARPENTER
Brokerage for Guy Carpenter (US) hereunder is 10.00% of gross ceded premium.
IN WITNESS WHEREOF, the Subscribing Reinsurer has caused this Agreement to be executed by its duly authorized representative as follows:
on this 11th day of August, in the year 2008.
MIDWEST EMPLOYERS CASUALTY COMPANY
/s/ [ILLEGIBLE]
Market Reference Number: 5213TRS-PA
GUARANTEE INSURANCE COMPANY
including any and/or all companies that are or may hereafter become affiliated therewith
TRADITIONAL WORKERS’ COMPENSATION EXCESS OF LOSS
REINSURANCE CONTRACT

Effective: July 1, 2008 2175-10-0002	DOC: August 8, 2008

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